               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    THE PITTSTON COMPANY
 .................................................................
      (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

[Logo]                                          The Pittston Company
                                                1000 Virginia Center Parkway
                                                P.O. Box 4229
                                                Glen Allen, VA 23058-4229

MICHAEL T. DAN
Chairman,
President and Chief Executive Officer

                                                                  March 26, 1999

To Our Shareholders:

     You are cordially invited to attend the annual meeting of shareholders of The Pittston Company to be held at the Omni Mandalay Hotel, 221 Las Colinas Blvd., Irving, Texas, on Friday, May 7, 1999, at 1:00 p.m., local time.

     You will be asked to: (i) elect three directors for a term of three years;
(ii) approve independent public accountants for 1999; (iii) approve a proposal to amend the Company's 1994 Employee Stock Purchase Plan; and (iv) approve a proposal to amend the Company's Key Employees Incentive Plan.

     It is important that you vote, and you are urged to complete, sign, date and return the enclosed proxy in the envelope provided.

     Your prompt cooperation will be greatly appreciated.

                                           Sincerely,

                                           Michael Dan

                                     [Logo]

---------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1999

---------------------------------------------------------

     Notice Is Hereby Given that the annual meeting of shareholders of THE PITTSTON COMPANY will be held on May 7, 1999, at 1:00 p.m., local time, at the Omni Mandalay Hotel, 221 East Las Colinas Blvd., Irving, Texas, for the following purposes:

     1. To elect three directors for a term expiring in 2002.

     2. To approve the selection of KPMG LLP as independent public accountants to audit the accounts of the Company and its subsidiaries for the year 1999.

     3. To consider and act upon a proposal to amend the Company's 1994 Employee Stock Purchase Plan described in the attached Proxy Statement and set forth as Exhibit A.

     4. To consider and act upon a proposal to amend the Company's Key Employees Incentive Plan described in the attached Proxy Statement and set forth as Exhibit B.

     5. To transact such other business as may properly come before the meeting or any adjournment.

     The close of business on March 15, 1999, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the meeting.

     If you do not expect to attend the annual meeting in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                                Austin F. Reed
                                                Secretary

March 26, 1999

     Annual Reports to Shareholders, including financial statements, are being mailed to shareholders, together with these proxy materials, commencing on or about March 26, 1999.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE BE SURE TO COMPLETE AND RETURN EACH OF THEM.

                              THE PITTSTON COMPANY

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Pittston Company (the 'Company') of proxies from holders of each class of its Common Stock: Pittston Brink's Group Common Stock ('Brink's Stock'), par value $1.00 per share; Pittston BAX Group Common Stock, formerly Pittston Burlington Group Common Stock ('BAX Stock'), par value $1.00 per share; and Pittston Minerals Group Common Stock ('Minerals Stock' and, together with the Brink's Stock and the BAX Stock, the 'Company Common Stock'), par value $1.00 per share, to be voted at the annual meeting of shareholders to be held on May 7, 1999, at 1:00 p.m., local time, at the Omni Mandalay Hotel, 221 East Las Colinas Blvd., Irving, Texas (and at any adjournment thereof), for the purposes set forth in the accompanying notice of such meeting.

     On March 15, 1999, the Company had outstanding 40,862,415 shares of Brink's Stock, 20,824,910 shares of BAX Stock and 9,186,434 shares of Minerals Stock, holders of Brink's Stock being entitled to one vote per share on all matters, holders of BAX Stock being entitled to .739 vote per share on all matters and holders of Minerals Stock being entitled to .244 vote per share on all matters that the Board of Directors knows will be presented for consideration at the annual meeting. Holders of Brink's Stock, BAX Stock and Minerals Stock will vote together as a single voting group on all such matters.

     The close of business on March 15, 1999, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting and any adjournment thereof. This Proxy Statement and the accompanying form of proxy and Annual Report(s) to Shareholders are being mailed to shareholders commencing on or about March 26, 1999. The address of the principal executive office of the Company is 1000 Virginia Center Parkway, P. O. Box 4229, Glen Allen, VA 23058-4229.

     The election of directors, the selection of independent public accountants, the proposal for the amendment of the Company's 1994 Employee Stock Purchase Plan and the proposal for the amendment of the Company's Key Employees Incentive Plan are the only matters which the Board of Directors knows will be presented for consideration at the annual meeting. As to any other business that may properly come before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person voting the proxies.

     The Company's bylaws provide that the chairman of the annual meeting will determine the order of business at the annual meeting and the voting and other procedures to be observed. The chairman is authorized to declare whether any business is properly brought before the annual meeting, and business not properly brought before the annual meeting may not be transacted.

     The shares of Company Common Stock represented by proxies solicited by the Board of Directors will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified in the proxy, and where the person solicited specifies a choice with respect to any matter to be acted upon, the shares of Company Common Stock will be voted in accordance with the specification so made.

     The enclosed proxy is revocable at any time prior to its being voted by filing an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attendance at the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute a revocation.

     Votes cast by shareholders will be treated as confidential in accordance with a policy approved by the Board of Directors. Shareholder votes at the annual meeting will be tabulated by the Company's transfer agent, BankBoston, N.A. c/o EquiServe.

                              CORPORATE GOVERNANCE

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, exercising their good faith business judgment of the best interests of the Company. Members of the Board are kept informed of the Company's business by various reports sent to them regularly, as well as by operating and financial reports made at Board and Committee meetings by the President and Chief Executive Officer and other officers. During 1998, the Board met ten times.

     The Executive Committee of the Board may exercise substantially all the authority of the Board during the intervals between the meetings of the Board. The Executive Committee currently consists of Mr. Dan, as Chairman, and all other directors, except that a quorum of the Executive Committee consists of one-third of the number of members of the Executive Committee, three of whom must not be employees of the Company or any of its subsidiaries. The Executive Committee did not meet during 1998.

     The Audit and Ethics Committee (the 'Audit Committee') recommends to the Board for selection by the shareholders at their annual meeting a firm of independent public accountants. In addition, the Audit Committee confers with the Company's independent public accountants to review the plan and scope of their proposed audit as well as their findings and recommendations upon the completion of the audit. The Audit Committee meets with the independent public accountants and with appropriate Company financial personnel and internal auditors regarding the Company's internal controls, practices and procedures. The Audit Committee also oversees the Company's legal and business ethics compliance programs. The Audit Committee currently consists of Mr. Gross, as Chairman, and Messrs. Craig, Grinstein, Sloane, Zimmerman (whose term as a director expires in May) and Dr. Haywood (whose term as a director expires in
May), none of whom is an officer or employee of the Company or any of its subsidiaries, and met five times during 1998.

     The Compensation and Benefits Committee (the 'Compensation Committee') is responsible for establishing and reviewing policies governing salaries, incentive compensation and the terms and conditions of employment of senior executives and other key employees of the Company. In addition, the Compensation Committee is responsible for the oversight of the Company's stock option plans for employees and similar plans which may be maintained from time to time by the Company and has authority to grant options under the Company's 1988 Stock Option Plan. The Compensation Committee coordinates with the appropriate financial, legal and administrative personnel of the Company, as well as outside experts retained in connection with the administration of these plans. The Compensation Committee currently consists of Mr. Ackerman, as Chairman, and Messrs. Barker, Grinstein, Sloane, Spilman and Zimmerman, none of whom is an officer or employee of the Company or any of its subsidiaries, and met six times during 1998.

     The Corporate Governance and Nominating Committee (the 'Corporate Governance Committee') recommends to the Board nominees for election as directors and as senior executive officers of the Company. In addition, the Corporate Governance Committee reviews the performance of incumbent directors in determining whether to recommend them to the Board for renomination. Directors are selected on the basis of recognized achievements and their ability to bring expertise and experience to the deliberations of the Board. The Corporate Governance Committee also administers the Directors' Charitable Award Program and reviews the Company's Corporate Governance policies and procedures. The Corporate Governance Committee currently consists of Mr. Broadhead, as Chairman, and Messrs. Ackerman, Barker, Craig, Gross and Spilman, none of whom is an officer or employee of the Company or any of its subsidiaries, and met six times during 1998. For information concerning procedures to be followed for submitting names of nominees for consideration by the Corporate Governance Committee, see 'Other Information -- Shareholder Proposals.'

     The Finance Committee recommends to the Board dividend and other actions and policies regarding the financial affairs of the Company, including those relating to matters that may affect the financial strength of the Company. The Finance Committee currently consists of Mr. Spilman, as Chairman, and Messrs. Ackerman, Barker, Broadhead, Zimmerman and Dr. Haywood, none of whom is an officer or employee of the Company or any of its subsidiaries, and met four times during 1998.

     The Pension Committee is responsible for the oversight of the Company's Pension-Retirement Plan and Savings-Investment Plan and any similar plans which may be maintained from time to time by the Company. The Pension Committee also has general oversight responsibility for pension plans maintained by foreign and other subsidiaries of the Company. The Pension Committee has authority to adopt amendments to the Company's Pension-Retirement Plan, Pension Equalization Plan and Savings-Investment Plan. In carrying out these responsibilities, the Pension Committee coordinates with the appropriate financial, legal and administrative personnel of the Company, including the Administrative Committee, as well as outside experts retained in connection with the administration of those plans. The Pension Committee currently consists of Mr. Craig, as Chairman, Messrs. Broadhead, Grinstein, Gross, Sloane and Dr. Haywood, none of whom is an officer or employee of the Company or any of its subsidiaries. The Pension Committee met five times during 1998.

     During 1998 all incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which they served. The average attendance at those meetings was approximately 98%.

COMPENSATION OF DIRECTORS

     Each non-employee director is paid an annual retainer fee of $18,000, an attendance fee of $1,200 per day for each meeting of the Board and of each committee of the Board and a fee of $1,200 per day for rendering any special services to the Company at the request of the Chairman of the Board. A director may elect to defer receipt of his fees to future years and to receive interest thereon, compounded quarterly, at the prime commercial lending rate of Morgan Guaranty Trust Company of New York, as of the end of the prior calendar quarter.

     From February 6, 1998 through December 31, 1998, Mr. Barker served as Non-executive Chairman of the Board of the Company. The Corporate Governance Committee approved compensation for Mr. Baker in the amount of $30,000 for the month of February 1998, with an additional $10,000 per month until he ceased to serve as Chairman (inclusive of meeting fees and retainers paid for the months of February through June 1998).

     In May 1996, the Company's shareholders approved the Company's Directors' Stock Accumulation Plan (the 'Directors' Stock Accumulation Plan') pursuant to which the Company's Retirement Plan for Non-Employee Directors (the 'Retirement Plan') was terminated for all then active and future non-employee directors. Under the terms of the Directors' Stock Accumulation Plan, each participant received an initial allocation of Brink's units ('Brink's Units'), BAX units ('BAX Units') and Minerals units ('Minerals Units' and, together with the Brink's Units and the BAX Units, the 'Units') in proportions of 50%, 30% and 20%, respectively, equal to the present value of each participant's accrued benefit under the Retirement Plan as of May 31, 1996, determined by dividing the portion of the initial allocation to be allocated to each class of Units by the average of the high and low per share market price of the related class of Company Common Stock as reported on the New York Stock Exchange Composite Transaction Tape for such date. Each Unit is the equivalent of one share of Brink's Stock, BAX Stock or Minerals Stock. Participants received additional Units as of June 1, 1997, and June 1, 1998, and will so receive Units as of each subsequent June 1, equal to (a) 50% of the annual retainer in effect on such June 1 if he or she has accrued less than eight years of service or (b) 25% of such annual retainer if he or she has accrued eight or more years of service, divided by the applicable stock prices for such date. In addition, under the Directors' Stock Accumulation Plan additional Units are credited to participants' accounts in respect of cash dividends paid on the Company Common Stock based upon the Directors' Stock Accumulation Plan's formula for accrual. Upon a participant's termination of service after at least five years of service as a non-employee director as a result of (i) death, (ii) retirement after age 70, (iii) retirement prior to age 72 at the end of a full term of office in anticipation of attaining such age during what would otherwise be his or her next full term of office, (iv) retirement after age 65 as a result of ill health, relocation, or entering into any governmental, diplomatic or other employment if, in the opinion of outside legal counsel, his or her continued service as a non-employee director might create a conflict of interest or (v) retirement following a Change in Control (as defined in the Directors' Stock Accumulation Plan), the participant is entitled to receive a distribution of Brink's Stock, BAX Stock and Minerals Stock in respect of the Units in his or her account with fractional units converted into cash. In the event a participant terminates service for any other reason or prior to completing five years of service, all Units will be forfeited and the participant's right to the related shares will terminate. The distribution of shares will be made in a single lump-sum distribution as soon as practicable following his or her termination of service under one of the circumstances described above unless the participant elects at least 12 months before his or her termination to receive equal annual installments (not more than 10) commencing on the first day of the month next following his or her termination of service. The following table sets forth information concerning the number of Units credited during 1998 to each participant standing for election or continuing as a director:

                                                                                   1998 UNITS
                                                                                    CREDITED
                                                                                   ----------
Roger G. Ackerman...........................................   Brink's Units          118.09
                                                               BAX Units              174.21
                                                               Minerals Units         338.32
James R. Barker.............................................   Brink's Units          118.31
                                                               BAX Units              175.60
                                                               Minerals Units         341.19
Marc C. Breslawsky..........................................   Brink's Units            0
                                                               BAX Units                0
                                                               Minerals Units           0
James L. Broadhead..........................................   Brink's Units           61.39
                                                               BAX Units              101.88
                                                               Minerals Units         199.76
William F. Craig............................................   Brink's Units           62.26
                                                               BAX Units              107.41
                                                               Minerals Units         211.22
Gerald Grinstein............................................   Brink's Units            0
                                                               BAX Units                0
                                                               Minerals Units           0
Ronald M. Gross.............................................   Brink's Units          118.31
                                                               BAX Units              175.60
                                                               Minerals Units         341.19
Carl S. Sloane..............................................   Brink's Units          115.19
                                                               BAX Units              156.41
                                                               Minerals Units         300.49
Robert H. Spilman...........................................   Brink's Units           63.14
                                                               BAX Units              112.92
                                                               Minerals Units         222.67
All Non-Employee Nominees and Continuing Directors as a
  Group (9 persons).........................................   Brink's Units          783.89
                                                               BAX Units            1,232.63
                                                               Minerals Units       2,405.90

     Under the Non-Employee Directors' Stock Option Plan, adopted by the shareholders in 1988 and amended by the shareholders in 1993, in January 1996 and in May 1997, an option grant for 10,000 shares of Brink's Stock, 5,000 shares of BAX Stock and 2,000 shares of Minerals Stock, at option prices of 100% of fair market value on the date of grant is made to each non-employee director upon his election as a director. Each option is exercisable immediately as to one-third of the shares and as to an additional one-third on the first and second anniversaries of the grant date. The Non-Employee Directors' Stock Option Plan provides for automatic annual grants of options for 1,000 shares of Brink's Stock, 500 shares of BAX Stock and 200 shares of Minerals Stock at 100% of fair market value on the date of grant to each non-employee director on each July 1 so long as the Non-Employee Directors' Stock Option Plan remains in effect. Each option granted annually will become exercisable six months from the date of grant. Each option granted under the Non-Employee Directors' Stock Option Plan constitutes a nonqualified stock option under the Internal Revenue Code of 1986, as amended (the 'Code'), and terminates no later than ten years from the date of grant. The Non-Employee Directors' Stock Option Plan expires May 11, 2008. The options are nontransferable otherwise than by will or the laws of descent and distribution except that, in the sole discretion of the Board, options may be transferable to immediate family members (or trusts therefor) of an optionee.

     Under the Directors' Charitable Award Program, the Company will contribute $1,100,000 on behalf of each participating director after such director's death. Of that amount, $100,000 will be donated to one or more tax-exempt organizations designated by the Company, and $1,000,000 will be donated in accordance with the director's recommendations to eligible educational institutions and charitable organizations. Each of the Company's non-employee directors and Mr. Dan currently participate in the Directors' Charitable Award Program. The Company is the owner and beneficiary of life insurance policies insuring the lives of the participating directors. Premiums paid in 1998 in respect of such policies totaled an aggregate of approximately $521,000.

                             ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation of the Chief Executive Officer and the other four highest paid executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                            ---------------------------
                                   ANNUAL COMPENSATION                          OPTIONS (NUMBER OF
                                                                                      SHARES)
                                   --------------------    OTHER ANNUAL     ---------------------------      ALL OTHER
                            YEAR   SALARY(b)   BONUS(c)   COMPENSATION(a)   BRINK'S    BAX     MINERALS   COMPENSATION(d)
                            ----   ---------   --------   ---------------   -------   ------   --------   ---------------

Michael T. Dan              1998   $509,208    $525,000       $ 2,375       10,000    83,000    25,000      $     8,816
  Chairman, President
  and Chief Executive
  Officer

F. T. Lennon                1998   $257,917    $110,000       $ 1,949       14,000     5,000     2,500      $    12,218
  Vice President -- Human   1997   $235,000    $120,000       $ 8,705       12,000    15,000     4,000      $    29,287
  Resources and             1996   $198,292    $95,000        $35,824       12,000    15,000     --         $    61,682
  Administration

A. F. Reed                  1998   $262,300    $90,000        $18,166       14,000     5,000     2,500      $     8,508
  Vice President, General   1997   $234,800    $115,000       $   105       12,000    15,000     4,000      $    10,074
  Counsel and Secretary     1996   $189,312    $80,000        $34,629       12,000    15,000     --         $    75,455

J. B. Hartough              1998   $222,800    $65,000        $16,890        9,000     5,000     2,000      $     8,181
  Vice President --         1997   $203,133    $82,000        $39,348       12,000    15,000     4,000      $    74,415
  Corporate Finance and     1996   $192,317    $82,000        $--           12,000    15,000     --         $     9,253
  Treasurer

Robert T. Ritter            1998   $ 90,083    $75,000        $ 1,214       12,000     7,500     2,500      $    27,880
  Vice President and        1997   $  --       $ --           $--             --        --       --            --
  Chief Financial Officer   1996   $  --       $ --           $--             --        --       --            --

J. C. Farrell               1998   $ 96,923    $ --           --              --        --       --         $ 3,994,561
  Chairman, President       1997   $591,667    $550,000       $27,631       55,000    75,000    20,000      $    49,095
  and Chief Executive       1996   $541,667    $525,000       $21,050       70,000    40,000     --         $    40,914
  Officer(e)


------------

(a) Amounts shown reflect tax gross-up payments made to compensate the executive officer for incremental federal and state income tax liability resulting from relocation-related payments made in the years shown.

(b) Salaries before compensation reduction payments under the Savings-Investment Plan and the Deferral of Salary and Supplemental Savings Plan portions of the Company's Key Employees' Deferred Compensation Program. Under the Deferral of Salary portion of the Program, participants are permitted to defer up to 50% of their salary and receive a Company-matching contribution with respect to 100% of the first 10% of such deferral, both of which amounts were, as of January 1, 1999, converted under such Program into Brink's Units, BAX Units and Minerals Units based in accordance with the formula for conversion in the Deferred Compensation Program. Under the Supplemental Savings Plan portion of the Deferred Compensation Program, participants may defer up to the amount that may not be contributed under the Savings-Investment Plan as a result of various Internal Revenue Code limitations and receive a matching contribution (at the same rate as is applicable under the Savings-Investment Plan). Such amounts and cash dividends on such amounts are converted into Brink's Units, BAX Units and Minerals Units in accordance with the formula for conversion in the Deferred Compensation Program.

    In addition, on January 1, 1999, the participant's account was credited with additional Brink's Units, BAX Units and Minerals Units in respect of cash dividends paid on the Company's Brink's Stock, BAX Stock and Minerals Stock during 1998 based upon the formula for accrual in the Deferred Compensation Program. The following table sets forth the amount of 1998 salary deferred under the Deferred Compensation Program by each of the executive officers

                                              (footnotes continued on next page)

(footnotes continued from previous page) named above and the number of Brink's Units, BAX Units and Minerals Units credited to his account (including matching contributions and cash dividends) in respect of salary paid in 1998:

                           1998 COMPENSATION    BRINK'S        BAX        MINERALS
                               DEFERRED          UNITS        UNITS        UNITS
                           -----------------    --------    ----------    --------
Mr. Dan                       $ 99,928.82       1,850.63     1,909.73     1,259.74
Mr. Lennon                      51,519.24         956.62     1,009.17       660.29
Mr. Reed                        52,383.02       1,042.67       835.15       687.68
Mr. Hartough                    44,559.84         764.08     1,184.90       190.53
Mr. Ritter                      27,115.36         426.07     1,103.22     1,170.64
Mr. Farrell                     20,769.22         293.65       239.67       390.03
Mr. Rogliano

   Under the Deferred Compensation Program, distributions with respect to the Brink's Units, the BAX Units and the Minerals Units are to be made in shares of Brink's Stock, BAX Stock and Minerals Stock, respectively, on the basis of one share for each Unit (with cash paid for fractional Units), but the aggregate value of the shares so distributed attributable to the deferral of salary pursuant to the Deferral of Salary portion of the Program (including related dividends, but not matching contributions) may not be less than the aggregate amount of the salary deferred pursuant to the Deferral of Salary portion of the Program and the related dividends in respect of which such Units were initially credited.

(c) Annual incentive payments under the Company's Key Employees Incentive Plan. Under the Company's Key Employees' Deferred Compensation Program, participants are permitted to defer up to 100% of their cash incentive payment for 1998 and receive a Company-matching contribution with respect to the amount so deferred but not in excess of 10% of the cash incentive payment, which amounts were, as of January 1, 1999, converted into Brink's Units, BAX Units and Minerals Units in accordance with the formula for conversion in the Deferred Compensation Program. In addition, dividend credits of Brink's Units, BAX Units and Minerals Units were made to the participant's accounts in respect of cash dividends paid on Brink's Stock, BAX Stock and Minerals Stock during 1998. The following table sets forth the aggregate amount of incentive compensation for 1998 deferred under the Deferred Compensation Program, including Company-matching contributions, by each of the executive officers named above and the number of Brink's Units, BAX Units and Minerals Units credited to his account (including in respect of cash dividends) as of January 1, 1999:

                                     BONUS      BRINK'S        BAX        MINERALS
                                    DEFERRED     UNITS        UNITS        UNITS
                                    --------    --------    ----------    --------

Mr. Dan                             $262,500    5,433.39     8,834.76     9,778.34
Mr. Lennon                            66,000    1,365.74     2,279.27     2,563.36
Mr. Reed                              27,000      636.19       692.18       948.51
Mr. Hartough                          13,000      274.82       597.96       272.37
Mr. Ritter                            22,500      377.82       905.30     1,351.57
Mr. Farrell                                0           0            0            0
Mr. Rogliano

   Under the Deferred Compensation Program, distributions with respect to the Brink's Units, the BAX Units and the Minerals Units are to be made in shares of Brink's Stock, BAX Stock and Minerals Stock, respectively, on the basis of one share for each Unit (with cash paid for fractional Units), but the aggregate value of the shares so distributed attributable to the deferral of cash incentive payments (including related dividends, but not matching contributions) may not be less than the aggregate amount of the cash incentive payment deferred and the related dividends in respect of which such Units were initially credited. Such distributions will be made upon termination of employment or earlier upon election made more than one year prior to distribution.

(d) The Company made matching contributions under the Savings-Investment Plan in 1998 in the amount of $6,331.92 for each of the named executive officers except Mr. Ritter. The Savings-Investment Plan is a compensation reduction plan intended to qualify under Section 401(k) of the Code. Under the Savings-Investment Plan employee contributions are matched at rates of 50% to 125% for up to 5% of covered compensation (subject to limitations imposed by such Code).

    In 1998 the Company paid life insurance premiums under the Executive Salary Continuation Plan in the amount of $2,484.00 for Mr. Dan; $2,135.70 for Mr. Lennon; $2,176.25 for Mr. Reed; $1,849.50 for Mr. Hartough; $811.90 for Mr. Ritter; and $552.00 for Mr. Farrell. The Executive Salary Continuation Plan provides a death benefit equal to three times a covered employee's annual salary payable in ten equal annual installments to the employee's spouse or other designated beneficiary.

    In 1998 the Company made payments to Mr. Lennon in the amount of $3,750.78 in connection with the relocation of the Company's office to Glen Allen, Virginia. In addition, payments in the amount of $27,068.34 were paid in connection with Mr. Ritter's relocation upon employment by the Company.

    Additional amounts were paid to Mr. Farrell in connection with his retirement agreement with the Company and included: a lump-sum termination payment ($3,573,316.10), holiday pay ($6,923.08), Pension Plan distribution, subject to Medicare taxes ($235,314.00), a computer, office set up and secretarial services ($28,533.56), as well as legal services ($15,000.00), jet service and travel expenses ($14,007.67) and consulting fees $(114,583.26).

(e) Mr. Ritter was employed by the Company, effective as of August 7, 1998.

(f) On February 6, 1998, Mr. Farrell resigned as Chairman, President and Chief Executive Officer of the Company.

STOCK OPTIONS

     The following table sets forth information concerning nonqualified stock options granted under the Company's 1988 Stock Option Plan on March 14, 1998, to the Chief Executive Officer, and on July 14, 1998, to the Chief Executive Officer and the other officers named in the Summary Compensation Table, with the exception of Mr. Farrell. Except as noted below, such options will become exercisable as to the total number of shares covered by such option on the third anniversary of the date of grant; have purchase prices per share equal to 100% of the fair market value of the Brink's Stock, BAX Stock and Minerals Stock, as the case may be, on the date of grant, rounded up to the next higher cent; and expire on July 14, 2004. Options granted to Mr. Dan on March 14, 1998, will become exercisable as to the total number of shares covered by such option on the first anniversary of the date of grant and expire on March 14, 2004. No Stock Appreciation Rights were granted in 1998 to the named executive officers.

                             OPTION GRANTS IN 1998
                               INDIVIDUAL GRANTS

                                                    NUMBER OF    PERCENT OF CLASS
                                                    SECURITIES    TOTAL OPTIONS
                                                    UNDERLYING      GRANTED TO                                    GRANT DATE
                                                     OPTIONS       EMPLOYEES IN     EXERCISE PRICE   EXPIRATION    PRESENT
NAME                                                 GRANTED           1998           PER SHARE         DATE        VALUE*
----                                                ----------   ----------------   --------------   ----------   ----------
M. T. Dan
  Brink's.........................................    10,000            3.0%            $38.19        07/14/04     $132,585
  BAX.............................................    83,000           26.0%            $18.78        03/14/04      537,937
  Minerals........................................    25,000           18.9%            $ 9.50        03/14/04       72,015
F. T. Lennon
  Brink's.........................................    14,000            4.2%            $38.19        07/14/04      185,618
  BAX.............................................     5,000            1.6%            $15.13        07/14/04       29,632
  Minerals........................................     2,500            1.9%            $ 4.19        07/14/04        2,857
A. F. Reed
  Brink's.........................................    14,000            4.2%            $38.19        07/14/04      185,618
  BAX.............................................     5,000            1.6%            $15.13        07/14/04       29,632
  Minerals........................................     2,500            1.9%            $ 4.19        07/14/04        2,857
J. B. Hartough
  Brink's.........................................     9,000            2.7%            $38.19        07/14/04      119,326
  BAX.............................................     5,000            1.6%            $15.13        07/14/04       29,632
  Minerals........................................     2,000            3.0%            $ 4.19        07/14/04        2,286
R. T. Ritter
  Brink's.........................................    12,000            3.6%            $38.19        07/14/04      154,280
  BAX.............................................     7,500            2.3%            $15.13        07/14/04       43,102
  Minerals........................................     2,500            1.9%            $ 4.19        07/14/04        2,771

------------

* Based on the Black-Scholes option-pricing model and the following assumptions:
  (i) projected annual dividend yield of .39% for Brink's Stock, 1.19% for BAX Stock (1.23% for options granted to Mr. Dan in March 1998 (the 'March Options')) and 5.28% for Minerals Stock (5.61% for the March Options); (ii) expected volatilities of 27.14% for Brink's Stock, 38.85% for BAX Stock (30.20% for the March Options) and 41.68% for Minerals Stock (46.81% for the March Options); (iii) a risk-free interest rate of 5.53% for options expiring 2004 (5.62% for the Brink's and BAX March Options); and (iv) all options are exercised on the expiration date. All values are discounted at a compound annual rate of 3% until vested to reflect risk of forfeiture. The actual value an executive officer may receive depends on market prices for Brink's Stock, BAX Stock and Minerals Stock, and there can be no assurance that the amounts reflected in the Grant Date Present Value column will actually be realized. No gain to an executive officer is possible without an appreciation in stock value, which will benefit all shareholders commensurately.

     The following table sets forth information concerning the exercise of options during 1998 and unexercised options held at the end of such year.

                      AGGREGATED OPTION EXERCISES IN 1998
                           AND YEAR-END OPTION VALUES
                                 STOCK OPTIONS

                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                          NUMBER OF                         UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                           SHARES                             DECEMBER 31, 1998                DECEMBER 31, 1998
                         ACQUIRED ON        VALUE        ----------------------------    ------------------------------
NAME                      EXERCISE        REALIZED       EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                    -----------    -------------    -----------    -------------    -------------    -------------

M. T. Dan
  Brink's..............     --          $    --            196,193          90,000       $2,454,679.93     $ 167,700.00
  BAX..................     --          $    --             --              83,000       $    --           $   --
  Minerals.............     --          $    --             --              25,000       $    --           $   --
F. T. Lennon
  Brink's..............     --          $    --             48,711          38,000       $  683,817.33     $  67,080.00
  BAX..................     --          $    --             60,916          35,000       $   36,712.64     $   --
  Minerals.............     --          $    --             23,500           6,500       $    --           $   --
A. F. Reed
  Brink's..............      8,783      $  190,204.70       10,518          38,000       $  140,941.20     $  67,080.00
  BAX..................      2,098      $   22,994.08       24,155          35,000       $    6,244.00     $   --
  Minerals.............     --          $    --             15,000           6,500       $    --           $   --
J. B. Hartough
  Brink's..............     --          $    --             46,609          33,000       $  638,960.65     $  67,080.00
  BAX..................     --          $    --             58,287          35,000       $   29,246.28     $   --
  Minerals.............     --          $    --             22,900           6,000       $    --           $   --
R. T. Ritter
  Brink's..............     --          $    --             --              12,000       $    --           $   --
  BAX..................     --          $    --             --               7,500       $    --           $   --
  Minerals.............     --          $    --             --               2,500       $    --           $   --
J. C. Farrell
  Brink's..............    190,495      $5,038,428.25       70,071         125,000       $  753,221.40     $ 391,300.00
  BAX..................     76,041      $1,013,082.08      249,807         145,000       $  177,335.36     $   --
  Minerals.............     --          $    --            170,000          20,000       $    --           $   --

PENSION-RETIREMENT PLAN

     The Company maintains a noncontributory Pension-Retirement Plan (the 'Pension Plan') covering, generally, full-time employees of the Company and participating subsidiaries who are not covered by a collective bargaining agreement. The Pension Plan provides that an eligible employee upon retirement at age 65 will receive an annual benefit equivalent to 2.1% of average salary for his or her 36 consecutive months of highest earnings multiplied by the number of years of service not to exceed 25 years, plus 1% of such average salary multiplied by the number of years of service in excess of 25 years, less 0.55% of the average Social Security taxable wage base for the relevant period provided in the Pension Plan multiplied by his or her years of service not to exceed 35. Salary under the Pension Plan means regular compensation, including commissions, bonuses, overtime and premium pay but excluding any living or other expense allowances. An eligible employee who has completed ten years of Vesting Service (as defined in the Pension Plan) may retire at any time after reaching his or her 55th birthday and become entitled to receive an actuarially reduced pension. Employees may elect to have their annual pension benefits paid in the form of a straight life annuity, joint and survivor annuity or period certain annuity. The Pension Plan also provides certain disability retirement benefits and death benefits. Accrued benefits under the Pension Plan are vested upon employees' completion of five years of Vesting Service. The Code limits the amount of pensions which may be paid under federal income tax qualified plans. The Board of Directors has adopted a Pension Equalization Plan under which the Company will make additional payments so that the total amount received by each person affected by the Code limitations is the same as would otherwise have been received under the Pension Plan. The

Company has reserved the right to terminate or amend the Pension Plan or the Pension Equalization Plan at any time.

     Effective December 1, 1997, the Pension Equalization Plan was amended to permit participants to receive the actuarial equivalent of their benefit under such plan in a lump sum. By September 1, 1999, or if earlier, upon a change in control (as defined), the Company is to contribute amounts in cash to a trust established between the Company and The Chase Manhattan Bank. Such amounts are to be sufficient to provide the benefits to which (a) participants under the Pension Equalization Plan (the 'Plan') and (b) employees covered under certain employment contracts, including Mr. Farrell, are entitled pursuant to the terms of the Plan and such employment contracts as in effect on December 31, 1999, or the date of the change in control, as applicable. The Board also authorized amendments to such employment contracts to permit lump-sum payments of certain benefits thereunder. The assets of the trust will be subject to the claims of the Company's general creditors in the event of the Company's insolvency.

     The table below illustrates the estimated annual benefits payable upon retirement at age 65 under the Pension and Pension Equalization Plans to officers and other eligible employees in various classifications as to average salary and years of service. The table does not reflect reductions on account of the Social Security taxable wage base referred to above.

                               PENSION PLAN TABLE

                                            ESTIMATED ANNUAL PENSION
AVERAGE ANNUAL SALARY                    PAYABLE BASED ON SERVICES OF:
  DURING 36 MONTHS        ------------------------------------------------------------
   OF HIGHEST PAY         10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS
---------------------     --------     --------     --------     --------     --------

     $   200,000          $ 42,000     $ 63,000     $ 84,000     $105,000     $115,000
         300,000            63,000       94,500      126,000      157,500      172,500
         500,000           105,000      157,500      210,000      262,500      287,500
         700,000           147,000      220,500      294,000      367,500      402,500
         900,000           189,000      283,500      378,000      472,500      517,500
       1,000,000           210,000      315,000      420,000      525,000      575,000
       1,200,000           252,000      378,000      504,000      630,000      690,000
       1,300,000           273,000      409,500      546,000      682,500      747,500

Such amounts are based on the assumption that the employee will be in the Company's employ until normal retirement date (age 65), that the Pension and Pension Equalization Plans will continue in effect without change and that payments will be made on a straight life annuity basis. The Pension and Pension Equalization Plans give effect to the full amount of earnings shown under the salary and bonus columns of the Summary Compensation Table. At December 31, 1998, the executive officers named in such Table had been credited under the Pension Plan with the following years of service: Mr. Dan, 17 years; Mr. Lennon, 22 years; Mr. Hartough, 12 years; Mr. Reed, 12 years; and Mr. Ritter, 1 year.

EMPLOYMENT AGREEMENTS

     As of May 4, 1998, the Company entered into an employment agreement with Mr. Dan providing him with, among other things, a minimum annual salary of $525,000 for a five-year period in exchange for his services as President and Chief Executive Officer of the Company. The agreement also provides certain benefits in the event of a termination of his services during the contract term.

     Mr. Farrell was a party to an employment agreement with the Company providing for an annual salary, of $550,000 as well as various other benefits. As a result of Mr. Farrell's retirement as an employee as of February 28, 1998, the Company entered into a retirement agreement superseding the prior employment agreement. Pursuant to the retirement agreement, Mr. Farrell (i) received an award of $550,000 under the Company's Key Employees Incentive Plan in respect of 1997, (ii) received a lump-sum termination payment of $3,573,316.10 in lieu of any remaining payments due under his employment contract, (iii) continued to vest in outstanding stock options (which options shall remain exercisable in accordance with the terms of the option plan and option agreements) until February 28, 2001, (iv) receives a monthly pension and retirement benefit commencing as of March 1, 1998 of $47,666.67 on a single life annuity basis,
(v) is entitled to participate in the Retiree Health Care

Program of the Company, (vi) continues to be eligible to participate in the Company's charitable matching program (up to $5,000 per year), (vii) receives $125,000 per year for the period beginning on March 1, 1998, and ending on the earlier of February 28, 2002, or the date on which he no longer has an option to buy at least 50,000 shares of any class of common stock of the Company and
(viii) provides consulting services as requested during such period. See footnote (d) to the Summary Compensation Table.

CHANGE IN CONTROL ARRANGEMENTS

     In 1997 and 1998, the Company entered into change in control severance agreements with Messrs. Hartough, Lennon, Reed and Ritter which replace prior change in control agreements. Pursuant to these agreements, in the event Messrs. Hartough, Lennon, Reed or Ritter are terminated by the Company without cause (as defined) or quit for good reason (as defined) within three years following a change in control (as defined), the terminated executive will be entitled to a cash lump-sum payment equal to (i) his accrued pay (including a prorated portion of his annual bonus based on the number of days worked in the year of his termination) plus (ii) three times the sum of his annual base salary and annual bonus. Additional benefits include a cash payment equal to (i) the value of additional benefits that he would have accrued under the Pension Plan and the Pension Equalization Plan if he had accrued an additional thirty-six months of accrual service credit under such plans and taking into account his severance pay described in clause (ii) in the preceding sentence in determining his average salary, (ii) at the executive's request, the spread between the option price and the market value with respect to all outstanding stock options (whether or not vested at his date of termination) and (iii) in the event any payments due the executive would be subject to an excise tax under Code Section 4999, an amount (the 'Gross-Up Payment') equal to such excise tax plus an amount sufficient so that after payment of all taxes on such Gross-Up Payment, the executive retains an amount equal to the excise tax.

SEVERANCE AGREEMENTS

     In 1997 and 1998, the Company entered into severance agreements with certain senior officers, including Messrs. Hartough, Lennon, Reed and Ritter, which provide that if the executive is terminated by the Company other than for cause (as defined) or he quits for good reason (as defined), the terminated executive shall be entitled to receive (i) his accrued pay (including a prorated portion of his annual bonus based on the number of days worked in the year of his termination), (ii) two times the sum of his annual salary and annual bonus and (iii) previously deferred compensation and related matching contributions (whether or not vested). If such termination occurs after a 'Disposition Date', the multiplier in clause (ii) in the preceding sentence shall be three. A Disposition Date is generally the earliest of (i) the sale, lease or other transfer to an entity unaffiliated with the Company of greater than 50% of the assets or shares of Brink's, Incorporated; Brink's Home Security, Inc.; Pittston Coal Company; BAX Global Inc. or Pittston Mineral Ventures Company, (ii) the date of the first public announcement of such disposition or (iii) a change in control. Additional benefits include (i) a cash payment equal to the value of additional benefits that the executive would have accrued under the Pension Plan and the Pension Equalization Plan if he had accrued an additional twenty-four (thirty-six if the termination occurs after a Disposition Date) months of accrual service credit under such plans and taking into account his severance pay described in clause (ii) in the first sentence of this paragraph in determining his average salary, (ii) the immediate acceleration of the vesting of all outstanding options and (iii) in the event any payments due the executive would be subject to an excise tax under Code Section 4999, a Gross-Up Payment. In the event a change in control occurs so that the change in control severance agreements described above become effective, the rights and obligations of the affected executives shall be governed by both severance agreements such that, in the event of a conflict in terms, the benefits most favorable to the executive shall apply; provided that there shall be no duplication of benefits as a result of the operation of both agreements.

COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the 'SEC') and the New York

Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. During 1998, a Form 4 for Mr. Zimmerman was not filed with respect to the sale of Brink's Stock and BAX Stock in July 1998. Such transactions were subsequently reported on Mr. Zimmerman's Form 5 for the year ended December 31, 1998. Otherwise, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 1998, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

REPORT OF COMPENSATION AND BENEFITS COMMITTEE

     The Compensation Committee is responsible for establishing and reviewing policies governing salaries, incentive compensation, and the terms and conditions of employment of executive officers of the Company. The policies of the Compensation Committee applicable to the compensation of executive officers are described below.

     The Compensation Committee has established an overall compensation program to attract, retain and motivate executive officers and to enhance their incentive to perform at the highest level and contribute significantly to the Company's success. Recognizing the desirability of tying the compensation of executive officers to performance and of aligning their interests closely to the long-term interests of the Company and its shareholders, the Compensation Committee has determined that a significant part of the compensation of executive officers should be paid in the form of annual incentive payments under the Key Employees Incentive Plan ('KEIP') and stock option grants.

     The Compensation Committee has from time to time engaged recognized consultants in the executive compensation field to review and confirm the appropriateness of the Company's salary, annual bonus and long-term incentive programs for executive officers. Cash compensation is paid to executive officers, including the Chief Executive Officer (the 'CEO'), in the form of salaries generally targeted at or near the 50th percentile, and annual incentive payments under the KEIP. In collaboration with these consultants, the Compensation Committee has developed a policy to make available to executive officers annual incentive payments based on individual and Company performance which, when coupled with salary, provide executive officers the opportunity to earn annual cash compensation above the 50th percentile for comparable positions in companies of similar size across all industries from whom the Company seeks to attract executive officers.

     The Compensation Committee periodically reviews the salaries of executive officers in light of competitive standards and the Compensation Committee's evaluation of their individual performance and makes such adjustments as are appropriate. Each year the Compensation Committee prescribes target cash incentive awards for executive officers under the KEIP. Such target incentives are indicative of the incentive payment that an executive officer might expect to receive for such year based on a strong performance by the individual executive officer in achieving established individual objectives, by his or her operating or staff unit, and the overall performance of the Company. For purposes of calculating actual awards under such guidelines, individual performance is given a weight factor of 50%, and unit and Company performance are each given weight factors of 25%.

     For 1998, the CEO had a target cash incentive awards of 75% of salary. Based on the KEIP guidelines, the CEO's actual award could have ranged from 0 to 100% of salary, depending on his performance rating and that of the Company as determined by the Compensation Committee and approved by the Board. The Compensation Committee recommended and the Board approved an annual incentive payment of $525,000 or 100% of salary for the CEO and annual incentive payments for the other executive officers for 1998 after considering the following quantitative and qualitative measures of the Company's performance in 1998: (i) revenues, earnings and cash flow on a consolidated basis; (ii) revenues, operating earnings and cash flow of each business unit; (iii) the employee safety performance of each unit; (iv) the achievement of record revenues in each of the services segments; (v) the achievement of record earnings by Brink's Home Security and Brink's, Incorporated; and (vi) changes in shareholder value as measured by the market capitalization of the Company. The Compensation Committee also took into account as additional factors and criteria: pricing and market conditions affecting each business unit; the effect of the world economy on such businesses; comparative performance of the Company's competitors; productivity and cost containment measures successfully carried out; progress of management development and employee relations efforts; the quality of strategic planning and communications with external constituencies.

     The Compensation Committee's evaluation of the CEO's and the other executive officers' performance was based not only on the measures of the Company's performance and the other factors and criteria described above but also on the Compensation Committee's good faith business judgment of their performance as it related both as to results in 1998 and the long-term positioning of the Company. The Compensation Committee did not attach specific weights to the foregoing factors.

     In 1998 the Compensation Committee made stock option grants to the executive officers of the Company totaling 59,000 shares of Brink's Stock, 105,500 shares of BAX Stock and 36,500 shares of Minerals Stock, including grants to the CEO of 10,000 shares of Brink's Stock, 83,000 shares of BAX Stock and 25,000 shares of Minerals Stock. The Compensation Committee's intent in making these grants is to raise the level of executive stock ownership and to further align the interests of management and shareholders. Because the 1998 stock options were granted with exercise prices equal to 100% of market value on the date of grant, executive officers will benefit from such stock option grants only to the extent the stock price of the applicable class of Company Common Stock appreciates above the exercise price at the time such options became exercisable. In addition, since such options generally 'vest' only after periods ranging from one to three years from the date of grant, they enhance the ability of the Company to retain executive officers while encouraging such officers to take a longer term view in their decisions impacting the Company. Stock options, therefore, tie the compensation of executive officers directly to the long-term performance of the Company.

     The Compensation Committee believes that reasonable severance and post-takeover employment arrangements are often an essential aspect of the terms of employment of executive officers. The Compensation Committee also recognizes the importance to the Company of retaining its executive officers during and after the disruption typically provoked by a takeover offer (whether or not ultimately successful). The Company is party to a 'change in control' employment agreement and a severance agreement or employment agreement with each of its executive officers, and the Compensation Committee is firmly of the view that the Company and its shareholders have benefited from the relatively modest protection which such agreements afford its executive officers. The Compensation Committee believes that these employment agreements provide reasonable compensation arrangements and give the Company a high degree of management stability during a period of economic change.

     Internal Revenue Code Section 162(m)(1) disallows a tax deduction for any publicly held corporation for remuneration exceeding $1 million in any taxable year for chief executive officers and certain other executive officers, except for remuneration paid under qualifying 'performance based' plans. In 1995 the Company's shareholders approved amendments to the Company's 1998 Stock Option Plan which qualify the grant of options under such plan under Section 162(m). The Compensation Committee will continue to evaluate the impact of the Section 162(m)(1) limitations on an ongoing basis in light of final regulations and future events with an objective of achieving deductibility to the extent appropriate.

                                          Roger G. Ackerman, Chairman
                                          James R. Barker
                                          Gerald Grinstein
                                          Carl S. Sloane
                                          Robert H. Spilman
                                          Adam H. Zimmerman

PERFORMANCE GRAPHS

     The following graphs show a five-year comparison of cumulative total returns for each class of Company Common Stock outstanding since July 6, 1993, through December 31, 1998, the Standard & Poor's ('S&P') 500 Index, the S&P Transportation Index, an index of peer services companies (the 'Services Peer Index') selected by the Company, an index of peer freight transportation companies (the 'BAX Peer Index') selected by the Company, an index of peer security companies (the 'Brink's Peer Index') selected by the Company, an index of peer minerals companies (the 'Minerals Peer Index') selected by the Company, and a composite index of peer companies (the 'Composite Peer Index') selected by the Company.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                    THE PITTSTON COMPANY, THE S&P 500 INDEX
                        AND THE COMPOSITE PEER INDEX(1)
                           (YEAR ENDING DECEMBER 31)



                                     [CHART]





                                                12/31/93   12/31/94   12/31/95    1/3/96    12/31/96   12/31/97   12/31/98
                                                --------   --------   --------    -------   --------   --------   --------
  Pittston Composite                               100        92.9      102.4      103.5      120.6      166.3      115.5
  S&P 500 Index                                    100       101.4      139.5      140.8      172.0      229.5      295.9
  Composite Peer Index                             100        84.3      101.5      101.9      122.6      180.4      217.9

------------

(1) On July 26, 1993, the Company's shareholders approved a proposal under which the Company reclassified its former single class of common stock by redesignating it as Pittston Services Group Common Stock ('Services Stock') and distributing a second class of common stock designated as Pittston Minerals Group Common Stock on the basis of one-fifth of one share of Minerals Stock for each share of the Company's former common stock held by shareholders of record on July 26, 1993. On January 18, 1996, the Company's shareholders approved a proposal under which the Company reclassified its Services Stock by redesignating it as Brink's Stock and distributing a third class of common stock designated as BAX Stock on the basis of one-half share of BAX Stock for each share of the Company's former Services Stock held by shareholders of record on January 19, 1996. For the line designated as 'The Pittston Company' the graph depicts the cumulative return on $100 invested on a capitalization-weighted combination of the Company's Services Stock and Minerals Stock from December 31, 1993 and prior to January 3, 1996 (the date of commencement of trading in the Brink's Stock and the BAX Stock). Since January 3, 1996 the graph depicts the cumulative return on a capitalization-weighted combination of Brink's Stock, BAX Stock and Minerals Stock. For the S&P 500 Index and the Composite Peer Index, cumulative returns are

                                               (footnote continued on next page)

(footnote continued from previous page)
     measured on an annual basis for the periods from December 31, 1993 through December 31, 1995, from January 1, 1996 through January 2, 1996 and from January 3, 1996 through December 31, 1998, with the value of each index set to $100 on December 31, 1993. Total return assumes reinvestment of dividends. The returns of the component companies included in the Composite Peer Index are weighted according to such company's market capitalization at the beginning of each period. Companies in the Composite Peer Index are as follows: Airborne Freight Corp., Air Express International Corporation, Arch Coal Inc., Borg-Warner Security Corporation, Circle International Group Inc., Expeditors International Inc., Federal Express Corporation, Protection One Inc. and Wackenhut Corporation (Class A). In constructing the Composite Peer Index for 1998, the Company has eliminated Westmoreland Coal Company because such company ceased to trade publicly during 1998.

    COMPARISON OF CUMULATIVE TOTAL RETURN AMONG MINERALS GROUP COMMON STOCK, SERVICES GROUP COMMON STOCK, THE S&P 500 INDEX, THE S&P TRANSPORTATION INDEX,
             THE MINERALS PEER INDEX AND THE SERVICES PEER INDEX(2)
               (FROM DECEMBER 31, 1993 THROUGH DECEMBER 31, 1998)


                                        [CHART]


                                                12/31/93   12/31/94   12/31/95    1/3/96    12/31/96   12/31/97   12/31/98
                                                --------   -------    -------     ------    --------   -------    --------
  Pittston Minerals Group                          100       110.6       63.6       63.6       74.1       38.1       11.8
  Pittston Services Group                          100        90.4      108.9      110.2      128.4      186.2      131.3
  S&P 500 Index                                    100       101.4      139.5      140.8      172.0      229.5      295.9
  S&P Transportation Index                         100        83.8      116.8      118.5      133.7      173.3      169.9
  Minerals Peer Index                              100        95.8       72.7       73.5       96.8       97.2       62.1
  Services Peer Index                              100        83.5      103.4      103.8      124.4      184.2      230.4

------------

(2) The graph depicts the cumulative return from December 31, 1993 through January 2, 1996, on $100 invested in either Services Stock, Minerals Stock, the Services Peer Index, the Minerals Peer Index, the S&P 500 Index or the S&P Transportation Index. Since January 3, 1996 (the date of commencement of trading in Brink's Stock and BAX Stock), for the line designated as 'Pittston Services,' the graph depicts the cumulative return on a capitalization-weighted combination of Brink's Stock and BAX Stock. Total return assumes reinvestment of dividends. The Services Peer Index consists of a market capitalization-weighted combination of the common stocks of Airborne Freight Corp., Air Express International Corporation, Borg-Warner Security Corporation, Circle Group International Inc., Expeditors International Inc., Federal Express Corporation, Protection One Inc. and Wackenhut Corporation (Class A). The Minerals Peer Index consists of the common stock of Arch Coal Inc. In constructing the Minerals Peer Index for 1998, the Company has eliminated Westmoreland Coal Company because that company ceased to trade publicly during 1998.

    COMPARISON OF CUMULATIVE TOTAL RETURN AMONG BRINK'S GROUP COMMON STOCK, BAX GROUP COMMON STOCK, THE S&P 500 INDEX, THE S&P TRANSPORTATION INDEX,
                THE BRINK'S PEER INDEX AND THE BAX PEER INDEX(3)
                (FROM JANUARY 3, 1996 THROUGH DECEMBER 31, 1998)



                                    [CHART]


                                                                             01/03/96    12/31/96    12/31/97    12/31/98
                                                                             --------    --------    --------    --------
  Pittston Brink's Group                                                        100        119.8       179.1       142.2
  Pittston BAX Group                                                            100        108.0       143.2        61.8
  S&P 500 Index                                                                 100        122.1       163.0       210.1
  S&P Transportation Index                                                      100        112.8       146.2       143.3
  Brink's Peer Index                                                            100         91.8       152.9       128.4
  BAX Peer Index                                                                100        122.3       179.8       236.6

------------

(3) The graph depicts the cumulative return from January 3, 1996, the date of commencement of trading in the Brink's Stock and BAX Stock, through December 31, 1998, on $100 invested in either Brink's Stock, BAX Stock, the Brink's Peer Index, the BAX Peer Index, the S&P 500 Index or the S&P Transportation Index. Total return assumes reinvestment of dividends. The Brink's Peer Index consists of a market capitalization-weighted combination of the common stocks of Borg-Warner Security Corporation, Protection One Inc. and Wackenhut Corporation (Class A). The BAX Peer Index consists of a market capitalization-weighted combination of the common stocks of Airborne Freight Corp., Air Express International Corporation, Circle International Group Inc., Expeditors International Inc. and Federal Express Corporation.

                             PROPOSALS OF THE BOARD

     The following proposals are expected to be presented to the meeting. With respect to all of the Proposals, all shares of Brink's Stock, BAX Stock and Minerals Stock will vote together as a single voting group. Holders of Brink's Stock will have one vote per share, holders of BAX Stock will have .739 vote per share and holders of Minerals Stock will have .244 vote per share.

     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS: in order to be elected, nominees for director must receive a plurality of the votes cast by those present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and shares held by a broker in 'street name' ('Broker Shares') that are not voted in the election of directors will not be included in determining the number of votes cast.

     PROPOSAL NO. 2  --  APPROVAL OF THE SELECTION OF INDEPENDENT PUBLIC
ACCOUNTANTS: must receive more votes cast in favor of such proposal by holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereon than votes cast in opposition to such proposal by such holders. Abstentions and Broker Shares that are not voted on Proposal No. 2 will not be counted in determining the number of votes cast.

     PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT OF THE 1994 EMPLOYEE STOCK PURCHASE PLAN: must receive the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and Broker Shares that are voted as to any matter presented at the meeting, but not voted on Proposal No. 3, will be counted as present but not voted and will have the same effect as votes cast in opposition to such Proposal.

     PROPOSAL NO. 4  --  APPROVAL OF AMENDMENT OF THE KEY EMPLOYEES INCENTIVE
PLAN: must receive the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and Broker Shares that are voted as to any matter presented at the meeting, but not voted on Proposal No. 4, will be counted as present but not voted and will have the same effect as votes cast in opposition to such Proposal.

                   PROPOSAL NO. 1  --  ELECTION OF DIRECTORS

     In accordance with the Company's charter and bylaws, the Board of Directors is divided into three classes, with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term. Under the bylaws the number of directors that constitute the entire Board of Directors is ten.

     The nominees for election as directors for three-year terms expiring in 2002 are: Marc C. Breslawsky, William F. Craig and Gerald Grinstein.

     The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected. If any of them should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be properly nominated.

     Set forth below is information concerning the age, principal occupation and employment during the past five years, other directorships and positions with the Company of each nominee and director, and the year in which he first became a director of the Company.

                                              NOMINEES FOR ELECTION AS DIRECTORS FOR
                                                A THREE-YEAR TERM EXPIRING IN 2002

[Photo of Marc C. Breslawsky]     MARC C. BRESLAWSKY, 56, is President and Chief Operating
                                    Officer of Pitney Bowes Inc., a company engaged in mailing, shipping, copying and facsimile systems, as well as mailroom, reprographics and related management services and product
                                    financing. He has served Pitney Bowes in various executive, marketing and financial capacities since 1980, including Vice
                                    Chairman from October 1994 to May 1996 and President, Pitney
                                    Bowes Office Systems, from 1980 to 1994. Mr. Breslawsky is a director of Pitney Bowes, Inc., the United Illuminating
                                    Company, C.R. Bard, Inc., Pitney Bowes Credit Corporation,
                                    the Family Foundation of North America, the Connecticut
                                    Business and Industry Association and the United Way of
                                    Eastern Fairfield County.

[Photo of William F. Craig]       WILLIAM F. CRAIG, 67, is a private investor. He served as
                                    Chairman of New Dartmouth Bank from 1991 to 1994 and served as Chief Executive Officer of New Dartmouth Bank from 1991 to
                                    1992. From 1976 until his retirement in 1989, he served
                                    Shawmut Bank, N.A., and its parent, Shawmut Corporation, a bank holding company, in various executive capacities,
                                    including Vice Chairman. Mr. Craig has been a director of the
                                    Company since 1974 and is Chairman of the Pension Committee and a member of the Executive Committee, the Corporate
                                    Governance and Nominating Committee and the Audit and Ethics
                                    Committee. His current term as a director of the Company
                                    expires in 1999.

[Photo of Gerald Grinstein]       GERALD GRINSTEIN, 66, is Non-Executive Chairman of the Board of
                                    Delta Air Lines, Inc. and has served in that capacity since
                                    August 1997. He is also a principal in Madrona Investment
                                    Group LLC, a private investment company. From 1991 to 1995,
                                    Mr. Grinstein served as Chairman and Chief Executive Officer of Burlington Northern Inc., and from 1987 to 1991, in
                                    various other capacities, including Director, Vice Chairman and President. From 1985 to 1987, he served as Chief
                                    Executive Officer and Chairman of the Board of Western
                                    Airlines, Inc. He is a director of Browning-Ferris
                                    Industries, Inc. Sundstrand Corporation, PACCAR Inc.,
                                    Imperial Holly Corporation and Vans Inc. Mr. Grinstein has
                                    been a director of the Company since December 1998, and is a member of the Executive Committee, the Compensation and
                                    Benefits Committee, the Finance Committee and the Pension
                                    Committee. His current term as a director of the Company
                                    expires in 1999.

                                                       CONTINUING DIRECTORS

[Photo of Roger G. Ackerman]      ROGER G. ACKERMAN, 60, is Chairman and Chief Executive Officer
                                    of Corning Incorporated, a company engaged in
                                    telecommunications, information display and advanced
                                    materials. He has served Corning Incorporated in various
                                    engineering, sales and management capacities since 1962,
                                    including President and Chief Operating Officer from 1992 to
                                    April of 1996 and Group President, Specialty Materials Group,
                                    from 1985 to 1990. He is a director of Corning Incorporated,
                                    Corning International Corporation, Dow Corning Corporation
                                    and Massachusetts Mutual Life Insurance Company. Mr. Ackerman
                                    has been a director of the Company since 1991 and is Chairman of the Compensation and Benefits Committee and a member of the Executive Committee, the Corporate Goverance and
                                    Nominating Committee and the Finance Committee. He is also a
                                    Trustee of the Rutgers University Foundation. His current
                                    term as a director of the Company expires in 2000.

[Photo of James R. Barker]        JAMES R. BARKER, 63, is Chairman of the Interlake Steamship Co.
                                    He is also Vice Chairman of Mormac Marine Group, Inc. and
                                    Moran Towing Corp. Mr. Barker was formerly Chairman of the
                                    Board of Global Self Unloaders Inc. and Moore McCormack
                                    Resources, Inc., and Chairman of that company's operating
                                    subsidiaries since April 1979. He was also Chief Executive
                                    Officer of Moore McCormack Resources, Inc., from 1971 to
                                    January 1987. In 1969 Mr. Barker co-founded a management
                                    consulting firm, Temple, Barker & Sloane, Inc., and served in the capacity of Executive Vice President. Mr. Barker is a
                                    director of Eastern Enterprises, GTE Corporation and SKULD.
                                    He is Chairman of the Board of Trustees of Stamford Hospital
                                    and a member of the Board of Visitors of Columbia University.
                                    Mr. Barker has been a director of the Company since July
                                    1993, and from February 1998 to December 1998, he served as the Chairman of the Board of the Company and Chairman of the
                                    Executive Committee. He is now a member of the Executive
                                    Committee, the Compensation and Benefits Committee, the
                                    Corporate Governance and Nominating Committee and the Finance
                                    Committee. His current term as a director of the Company
                                    expires in 2001.

[Photo of James L. Broadhead]     JAMES L. BROADHEAD, 63, is Chairman and Chief Executive Officer
                                    of FPL Group, Inc., a public utility holding company. From
                                    1989 to 1990 he served as President and Chief Executive
                                    Officer of FPL Group, Inc., and from 1984 to 1988 he served
                                    GTE Corporation, a telecommunications company, in various
                                    executive capacities, including President of GTE's Telephone
                                    Operating Group. He is a director of FPL Group, Inc. and its subsidiary, Florida Power & Light Company, Delta Air Lines,
                                    Inc. and New York Life Insurance Company. Mr. Broadhead has
                                    been a director of the Company since 1983 and is Chairman of the Corporate Governance and Nominating Committee and a
                                    member of the Executive Committee, the Finance Committee and the Pension Committee. His current term as a director of the
                                    Company expires in 2001.

[Photo of Michael T. Dan]         MICHAEL T. DAN, 48, is Chairman of the Board, President and
                                    Chief Executive Officer and a director of Company. Mr. Dan was elected by the Board as President and Chief Executive
                                    Officer in February 1998 and as Chairman of the Board as of
                                    January 1, 1999. Prior to his election, Mr. Dan served as
                                    President and Chief Executive Officer of Brink's Holding
                                    Company, Inc. since 1995 and President and Chief Executive
                                    Officer of Brink's, Incorporated since 1993. Mr. Dan is
                                    Chairman of the Executive Committee. His term as a director of the Company expires in 2001.

[Photo of Ronald M. Gross]        RONALD M. GROSS, 65, is Chairman Emeritus of Rayonier Inc., a
                                    global supplier of specialty pulps, timber and wood products, after retiring as Chairman and Chief Executive Officer at the end of 1998. Mr. Gross was President and Chief Operating
                                    Officer from 1978, when he joined Rayonier, until 1996. He became Chief Executive Officer in 1981 and Chairman in 1984.
                                    He is a director of Rayonier Inc. and Corn Products
                                    International Inc. Mr. Gross is a member of the Board of
                                    Directors of Fundacion Chile and a former member of the
                                    American Forest and Paper Association and the Investment
                                    Policy Advisory Committee of the United States Trade
                                    Representative. Mr. Gross has been a director of the Company since 1995 and is Chairman of the Audit and Ethics Committee and a member of the Executive Committee, the Corporate
                                    Governance and Nominating Committee and the Pension
                                    Committee. His current term as a director of the Company
                                    expires in 2001.

[Photo of Carl S. Sloane]         CARL S. SLOANE, 62, is the Ernest L. Arbuckle Professor of
                                    Business Administration at Harvard University, Graduate
                                    School of Business Administration. Prior to joining the
                                    Harvard faculty in 1991, Mr. Sloane spent thirty years in
                                    management consulting, the last twenty with the firm he
                                    co-founded, Temple, Barker & Sloane, Inc., and its successor firm, Mercer Management Consulting, where he served as
                                    Chairman and Chief Executive Officer. He is a director of
                                    Rayonier Inc., Ionics, Inc. and Sapient Corporation. Mr.
                                    Sloane has been a director of the Company since 1998 and is a member of the Executive Committee, the Audit and Ethics
                                    Committee, the Compensation and Benefits Committee and the
                                    Pension Committee. His current term as a director of the
                                    Company expires in 2000.

[Photo of Robert H. Spilman]      ROBERT H. SPILMAN, 71, retired as Chairman and Chief Executive
                                    Officer of Bassett Furniture Industries, Inc. in June 1997.
                                    He is a director of Jefferson-Pilot Corp. Dominion Resources,
                                    Inc. and Virginia Electric Power. Mr. Spilman has been a
                                    director of the Company since 1987 and is Chairman of the
                                    Finance Committee and a member of the Executive Committee, the Compensation and Benefits Committee and the Corporate
                                    Governance and Nominating Committee. His current term as a director of the Company expires in 2000.

RECOMMENDATION OF THE BOARD

                THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE
                  FOR ALL NOMINEES FOR ELECTION AS DIRECTORS.

STOCK OWNERSHIP

     Based in part on information furnished by each nominee, director and executive officer named in the Summary Compensation Table, the number of shares of each of the three classes of Company Common Stock beneficially owned by them at January 31, 1999, was as follows:

NAME OF INDIVIDUAL                                            NUMBER OF SHARES
OR IDENTITY OF GROUP                                      BENEFICIALLY OWNED(a)(b)
--------------------                                      -------------------------------
R.G. Ackerman........................................  Brink's Stock            14,228(c)
                                                       BAX Stock                14,455(c)
                                                       Minerals Stock            4,685(c)
J.R. Barker..........................................  Brink's Stock            14,304(c)
                                                       BAX Stock                14,522(c)
                                                       Minerals Stock            4,760(c)
M.C. Breslawsky......................................  Brink's Stock                 0(j)
                                                       BAX Stock                     0(j)
                                                       Minerals Stock                0(j)
J.L. Broadhead.......................................  Brink's Stock             7,568(c)
                                                       BAX Stock                 5,913(c)
                                                       Minerals Stock            2,839(c)
W.F. Craig...........................................  Brink's Stock            14,827(c)
                                                       BAX Stock                14,985(c)
                                                       Minerals Stock            3,147(c)
M.T. Dan.............................................  Brink's Stock           256,162(d)(e)(f)
                                                       BAX Stock               120,316(d)(e)(f)
                                                       Minerals Stock           56,125(d)(e)(f)
J.C. Farrell.........................................  Brink's Stock           157,112(e)(f)(g)
                                                       BAX Stock               344,353(e)(f)(g)
                                                       Minerals Stock          171,607(e)(f)(g)
G.Grinstein..........................................  Brink's Stock             3,334(c)
                                                       BAX Stock                 1,667(c)
                                                       Minerals Stock              667(c)
R.M. Gross...........................................  Brink's Stock            12,401(c)
                                                       BAX Stock                12,525(c)
                                                       Minerals Stock            4,260(c)
J.B. Hartough........................................  Brink's Stock            72,174(d)(e)(f)(h)
                                                       BAX Stock                82,368(d)(e)(f)
                                                       Minerals Stock           31,315(d)(e)(f)
C.F. Haywood.........................................  Brink's Stock             5,045(c)
                                                       BAX Stock                 4,419(c)
                                                       Minerals Stock            3,510(c)
F.T. Lennon..........................................  Brink's Stock            82,466(d)(e)(f)
                                                       BAX Stock                91,000(d)(e)(f)
                                                       Minerals Stock           34,334(d)(e)(f)
A.F. Reed............................................  Brink's Stock            31,560(d)(e)(f)(i)
                                                       BAX Stock                48,027(d)(e)(f)(i)
                                                       Minerals Stock           25,184(d)(e)(f)(i)
R.T. Ritter..........................................  Brink's Stock               804(d)
                                                       BAX Stock                 2,009(d)
                                                       Minerals Stock            2,522(d)
C.S. Sloane..........................................  Brink's Stock             3,949(c)
                                                       BAX Stock                 2,323(c)
                                                       Minerals Stock            1,467(c)
R.H. Spilman.........................................  Brink's Stock             8,071(c)
                                                       BAX Stock                 6,476(c)
                                                       Minerals Stock            3,435(c)
A.H. Zimmerman.......................................  Brink's Stock            13,147(c)
                                                       BAX Stock                11,547(c)
                                                       Minerals Stock            3,910(c)
17 nominees, directors and executive officers as a
  group..............................................  Brink's Stock           697,152(k)
                                                       BAX Stock               776,905(k)
                                                       Minerals Stock          353,767(k)

------------

 (a) Except as otherwise noted, the named individuals have sole voting and investment power with respect to such shares of each class of Company Common Stock. None of such individuals beneficially owns more than approximately 2% of any class of

                                              (footnotes continued on next page)

(footnotes continued from previous page) outstanding Company Common Stock. None of such individuals owns any of the Company's $31.25 Series C Cumulative Convertible Preferred Stock or the depositary shares relating thereto.

 (b) Includes shares of each class of Company Common Stock which could be acquired within 60 days after January 31, 1999, upon the exercise of options granted pursuant to the Company's stock option plans, as follows:

Mr. Ackerman.........................................  Brink's Stock            12,109
                                                       BAX Stock                12,891
                                                       Minerals Stock            3,200
Mr. Barker...........................................  Brink's Stock            12,110
                                                       BAX Stock                12,887
                                                       Minerals Stock            3,200
Mr. Dan..............................................  Brink's Stock           226,193
                                                       BAX Stock                83,000
                                                       Minerals Stock           25,000
Mr. Farrell..........................................  Brink's Stock           140,071
                                                       BAX Stock               319,807
                                                       Minerals Stock          170,000
Mr. Gross............................................  Brink's Stock            10,707
                                                       BAX Stock                11,140
                                                       Minerals Stock            2,800
Mr. Hartough.........................................  Brink's Stock            58,609
                                                       BAX Stock                68,905
                                                       Minerals Stock           22,900
Dr. Haywood..........................................  Brink's Stock             2,000
                                                       BAX Stock                 1,000
                                                       Minerals Stock            1,200
Mr. Lennon...........................................  Brink's Stock            60,711
                                                       BAX Stock                75,916
                                                       Minerals Stock           23,500
Mr. Reed.............................................  Brink's Stock            22,518
                                                       BAX Stock                39,155
                                                       Minerals Stock           15,000
Each of Messrs. Ritter and Breslawsky................  Brink's Stock                 0
                                                       BAX Stock                     0
                                                       Minerals Stock                0
Each of Messrs. Broadhead, Craig, Spilman and
  Zimmerman..........................................  Brink's Stock             5,102
                                                       BAX Stock                 4,128
                                                       Minerals Stock            1,200
Each of Messrs. Grinstein and Sloane.................  Brink's Stock             3,334
                                                       BAX Stock                 1,667
                                                       Minerals Stock              667
All nominees, directors and executive officers as a
  group (17 persons).................................  Brink's Stock           432,033
                                                       BAX Stock               324,740
                                                       Minerals Stock          102,934

 (c) Includes Units representing shares of the applicable class of Company Common Stock, rounded to the nearest whole Unit, credited to each Director's account under the Company's Directors' Stock Accumulation Plan with respect to all fiscal years ended on or prior to January 31, 1999, as follows:

Mr. Ackerman.........................................  Brink's Units             1,119
                                                       BAX Units                 1,064
                                                       Minerals Units            1,285
Mr. Barker...........................................  Brink's Units             1,194
                                                       BAX Units                 1,135
                                                       Minerals Units            1,360
Mr. Broadhead........................................  Brink's Units             1,366
                                                       BAX Units                 1,285
                                                       Minerals Units            1,439
Mr. Craig............................................  Brink's Units             1,668
                                                       BAX Units                 1,567
                                                       Minerals Units            1,737
Mr. Gross............................................  Brink's Units             1,194
                                                       BAX Units                 1,135
                                                       Minerals Units            1,360
Dr. Haywood..........................................  Brink's Units             2,045
                                                       BAX Units                 1,919
                                                       Minerals Units            2,110
Mr. Sloane...........................................  Brink's Stock               115
                                                       BAX Stock                   156
                                                       Minerals Stock              300
Mr. Spilman..........................................  Brink's Units             1,969
                                                       BAX Units                 1,848
                                                       Minerals Units            2,035
Mr. Zimmerman........................................  Brink's Units             2,045
                                                       BAX Units                 1,919
                                                       Minerals Units            2,110

                                              (footnotes continued on next page)

(footnotes continued from previous page)

Each of Messrs. Breslawsky and Grinstein.............  Brink's Stock                 0
                                                       BAX Stock                     0
                                                       Minerals Stock                0

 (d) Includes Units representing shares of the applicable class of Company Common Stock, rounded to the nearest whole Unit, credited to respective accounts under the Company's Key Employees' Deferred Compensation Program with respect to all fiscal years ended on or prior to January 31, 1999, as follows:

Mr. Dan..............................................  Brink's Units            22,500
                                                       BAX Units                18,710
                                                       Minerals Units           27,638
Mr. Hartough.........................................  Brink's Units             8,655
                                                       BAX Units                 5,424
                                                       Minerals Units            7,601
Mr. Lennon...........................................  Brink's Units            11,737
                                                       BAX Units                 9,522
                                                       Minerals Units            8,420
Mr. Reed.............................................  Brink's Units             6,685
                                                       BAX Units                 5,071
                                                       Minerals Units            7,180
Mr. Ritter...........................................  Brink's Stock               804
                                                       BAX Stock                 2,009
                                                       Minerals Stock            2,522

    Non-employee directors do not participate in the Company's Key Employees' Deferred Compensation Program.

 (e) Includes shares of each class of Company Common Stock, rounded to the nearest whole share, held in nominee name under the Company's 1994 Employee Stock Purchase Plan at January 31, 1999, as follows:

Mr. Dan..............................................  Brink's Stock               977
                                                       BAX Stock                   599
                                                       Minerals Stock            2,235
Mr. Farrell..........................................  Brink's Stock               457
                                                       BAX Stock                   600
                                                       Minerals Stock              569
Mr. Hartough.........................................  Brink's Stock             1,448
                                                       BAX Stock                 2,110
                                                       Minerals Stock               23
Mr. Lennon...........................................  Brink's Stock               514
                                                       BAX Stock                   619
                                                       Minerals Stock              849
Mr. Reed.............................................  Brink's Stock                 1
                                                       BAX Stock                     1
                                                       Minerals Stock                1

     Non-employee directors do not participate in the Company's 1994 Employee Stock Purchase Plan.

 (f) Includes shares of each class of Company Common Stock, rounded to the nearest whole share, held by the trustee under the Company's
     Savings-Investment Plan at January 31, 1999, as follows:

Mr. Dan..............................................  Brink's Stock             5,784
                                                       BAX Stock                 2,653
                                                       Minerals Stock            1,152
Mr. Farrell..........................................  Brink's Stock                67
                                                       BAX Stock                    47
                                                       Minerals Stock              238
Mr. Hartough.........................................  Brink's Stock             2,962
                                                       BAX Stock                 1,547
                                                       Minerals Stock              790
Mr. Lennon...........................................  Brink's Stock             5,548
                                                       BAX Stock                 2,883
                                                       Minerals Stock            1,457
Mr. Reed.............................................  Brink's Stock             2,098
                                                       Burlington Stock          1,100
                                                       Minerals Stock              545

     Non-employee directors do not participate in the Company's
     Savings-Investment Plan.

 (g) Mr. Farrell's direct holdings are based upon the balances shown on the Report on Form 4 dated March 9, 1998, as filed with the Securities and Exchange Commission.

 (h) Includes 500 shares of Brink's Stock held by Mr. Hartough's daughter, for which he is custodian.

 (i) Includes 1,250 shares of Minerals Stock held jointly by Mr. Reed with his son, 256 shares of BAX Stock and 1,208 shares of Minerals Stock held jointly by Mr. Reed with his daughter, and 257 shares of Brink's Stock held jointly by Mr. Reed with his wife.

 (j) As of January 31, 1999, Mr. Breslawsky did not beneficially own any shares of Brink's Stock, BAX Stock or Minerals Stock.

 (k) See notes (a) through (j) above. The total number represents approximately 1.71% of the outstanding Brink's Stock, 3.73% of the outstanding BAX Stock and 3.85% of the outstanding Minerals Stock at January 31, 1999.

     The following table sets forth the only persons known to the Company to be deemed a beneficial owner of more than five percent of any class of the outstanding Company Common Stock at December 31, 1998:

                  NAME AND ADDRESS OF                                                          PERCENT
                   BENEFICIAL OWNER                          SHARES BENEFICIALLY OWNED         OF CLASS
               ----------------------                        --------------------------        --------
Boston Partners Asset Management, L.P.
  Boston Partners, Inc.
  Desmond John Heathwood
  28 State Street, 20th Floor
  Boston, MA 02109.....................................   Brink's Stock         2,761,970(a)       6.7%

The Chase Manhattan Bank,
  as Trustee under The Pittston
  Company Employee Benefits Trust
  Agreement
  270 Park Avenue
  New York, NY 10017...................................   Brink's Stock         2,169,440(b)      5.30%
                                                          BAX Stock             1,923,136(b)      9.93%
                                                          Minerals Stock          848,089(b)     10.11%
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401...............................   BAX Stock             1,422,500(c)      7.35%

Dodge & Cox
  One Sansome St., 35th Floor
  San Francisco, CA 94104..............................   Minerals Stock          590,000(d)       7.0%

FMR Corp.
  Edward C. Johnson 3d
  Abigail P. Johnson
  Fidelity Management & Research Company
  Fidelity Management Trust Company
  82 Devonshire Street                                    Brink's Stock         2,461,800(e)      6.01%
  Boston, MA 02109-3614................................   BAX Stock             1,668,450(f)      8.62%

Lazard Freres & Co. LLC
  30 Rockefeller Plaza
  New York, NY 10020...................................   BAX Stock             2,126,603(g)     10.23%

Tiger Management L.L.C.
Tiger Performance L.L.C.
Julian H. Robertson, Jr.
  101 Park Avenue
  New York, NY 10178...................................   Brink's Stock         3,590,900(h)       8.8%

Westport Asset Management, Inc.
  253 Riverside Avenue
  Westport, CT 06880...................................   BAX Stock             1,421,100(i)      7.34%

------------

 (a) According to a report on Schedule 13G dated February 12, 1999, filed with the SEC by Boston Partners Asset Management, L.P., on behalf of itself, Boston Partners, Inc. and Desmond John Heathwood, Boston Partners Asset Management, L.P., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), had through such entities and person sole voting power over no shares of Brink's Stock, shared voting power over 2,761,970 shares of Brink's Stock, sole dispositive power over no shares of Brink's Stock and shared dispositive power over 2,761,970 shares of Brink's Stock.

 (b) According to a report on Schedule 13G, dated February 16, 1999, filed with the SEC, The Chase Manhattan Bank Corporation, as Trustee (the 'Trustee') under The Pittston Company Employee Benefits Trust Agreement, as amended (the 'Trust Agreement'), has shared voting power and shared dispositive power over the shares. The Company and the Trustee entered into the Trust Agreement and created The Pittston Company Employee Benefits Trust in December 1992 to provide for the satisfaction of certain obligations of the Company and its affiliates under various employee benefit plans of the Company, particularly those providing for the acquisition by employees of shares of Company Common Stock. The Trust Agreement was subsequently amended in 1993 to provide for Services Stock and Minerals Stock, in 1996 to provide for Brink's Stock and BAX Stock and in 1998 to provide for additional shares to be issued under the Trust. The Trust Agreement provides that shares held by the Trustee shall be voted in the same proportion and manner as shares of the Company Common Stock held in accounts of participants in the Company's Savings-Investment Plan (the 'SIP') and also provides for a similar procedure in the case of a tender or exchange offer for shares of Company Common Stock. Such participants direct the voting or tender of shares held in their SIP accounts. In the report the Trustee disclaimed beneficial ownership.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (c) According to a report on Schedule 13G dated February 11, 1999, filed with the SEC by Dimensional Fund Advisors Inc., an investment adviser registered under section 203 of the Investment Advisors Act of 1940, Dimensional Fund Advisors Inc. had sole voting power over 1,422,500 shares of BAX Stock, shared voting power over no shares of BAX Stock, sole dispositive power over 1,422,500 shares of BAX Stock and shared dispositive power over no shares of BAX Stock.

 (d) According to a report on Schedule 13G dated February 10, 1999, filed with the SEC by Dodge & Cox, an investment advisor registered under section 203 of the Investment Advisors Act of 1940, Dodge & Cox had sole voting power over 590,000 shares of Minerals Stock, shared voting power over no shares of Minerals Stock, sole dispositive power over 590,000 shares of Minerals Stock and shared dispositive power over no shares of Minerals Stock.

 (e) According to a report on Schedule 13G dated February 1, 1999, filed with the SEC by FMR Corp. on behalf of itself; Edward C. Johnson 3d, Chairman of FMR Corp.; Abigail P. Johnson, a Director of FMR Corp.; FMR Corp.'s direct subsidiary, Fidelity Management & Research Company, an investment adviser registered under the Investment Advisers Act of 1940; and Fidelity Management Trust Company, a bank and wholly-owned subsidiary of FMR Corp., FMR Corp. had through such entities sole voting power over 52,400 shares of Brink's Stock, shared voting power over no shares of Brink's Stock, sole dispositive power over 2,461,800 shares of Brink's Stock and shared dispositive power over no shares of Brink's Stock.

 (f) According to a report on Schedule 13G dated February 1, 1999, filed with the SEC by FMR Corp. on behalf of itself; Edward C. Johnson 3d, Chairman of FMR Corp.; Abigail P. Johnson, a Director of FMR Corp.; FMR Corp.'s direct subsidiary, Fidelity Management & Research Company, an investment adviser registered under the Investment Advisers Act of 1940; and Fidelity Management Trust Company, a bank and wholly-owned subsidiary of FMR Corp., FMR Corp. had through such entities sole voting power over 68,450 shares of BAX Stock, shared voting power over no shares of BAX Stock, sole dispositive power over 1,668,450 shares of BAX Stock and shared dispositive power over no shares of BAX Stock.

 (g) According to a report on Schedule 13G dated February 13, 1999, filed with the SEC by Lazard Freres & Co., LLC, a New York limited liability company and an investment adviser registered under the Investment Advisers Act of 1940, Lazard Freres & Co. LLC had sole voting power over 1,716,467 shares of BAX Stock, shared voting power over no shares of BAX Stock, sole dispositive power over 2,126,603 shares of BAX Stock and shared dispositive power over no shares of BAX Stock.

 (h) According to a report on Schedule 13G dated February 12, 1999, filed with the SEC by Julian H. Robertson, Jr., as the ultimate controlling person of Tiger Management L.L.C. and Tiger Performance L.L.C., Julian H. Robertson, Jr., had sole voting power over no shares of Brink's Stock, shared voting power over 3,590,900 shares of Brink's Stock, sole dispositive power over no shares of Brink's Stock and shared dispositive power over 3,590,900 shares of Brink's Stock.

 (i) According to a report on Schedule 13G dated February 16, 1999, filed with the SEC by Westport Asset Management, Inc., an investment adviser registered under section 203 of the Investment Advisers Act of 1940, Westport Asset Management Inc. had sole voting power over no shares of BAX Stock, shared voting power over 1,421,100 shares of BAX Stock, sole dispositive power over no shares of BAX Stock and shared dispositive power over 1,421,100 shares of BAX Stock.

                 PROPOSAL NO. 2 -- APPROVAL OF THE SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has, subject to shareholder approval, selected KPMG LLP as the Company's independent public accountants for the year 1999 and recommends approval of such selection by the shareholders. KPMG LLP served in this capacity for the year 1998. One or more representatives of KPMG LLP are expected to attend the annual meeting and, if in attendance, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

                THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE
            FOR THE APPROVAL OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                PROPOSAL NO. 3 -- PROPOSAL TO APPROVE AMENDMENT
            OF THE 1994 EMPLOYEE STOCK PURCHASE PLAN OF THE COMPANY

     The purpose of the 1994 Employee Stock Purchase Plan (the 'Plan') is to encourage employees of the Company to acquire a proprietary interest in the Company in the form of shares of its Common Stock. It is intended that this proprietary interest will provide the employees to further the best interests of the Company and its shareholders.

     A total of 750,000 shares of Pittston Brink's Group Common Stock ('Brink's Shares'), 375,000 shares of Pittston BAX Group Common Stock ('BAX Shares') and 250,000 shares of Pittston Minerals Group Common Stock ('Minerals Shares') may be sold under the Plan. It remains the Company's present intention that such shares will be distributed from presently outstanding shares held by The Pittston Company Employee Benefits Trust. As of March 15, 1999, a total of 212,609 Brink's Shares, 152,182 BAX Shares and 250,000 Minerals Shares had been issued under the Plan, leaving 537,391 Brink's Shares, 222,818 BAX Shares and 0 Minerals Shares still available for issuance under the Plan.

     In these circumstances and having regard for the Company's practice of encouraging employee interest in the Company, the Board of Directors has after careful review concluded that, in light of the continued interest of employees in investing in Minerals Shares, it is in the best interest of the Company and its shareholders to amend the Plan to increase the maximum number of Minerals Shares which may be issued under the Plan by 400,000 shares. Also, in accordance with the change of the Burlington Group Common Stock to BAX Group Common Stock, effective as of May 4, 1998, the Plan should be amended to reflect the name change. Set forth below is a summary of the Plan as it is proposed to be amended.

     Summary of the Plan. In July 1994, the Board of Directors adopted the Plan, which was approved by shareholders at the Company's 1994 annual meeting of shareholders. The Plan in its original form was scheduled to terminate on June 30, 1997, but in May 1997, the Company's shareholders approved an amendment to extend the Plan's effectiveness until June 30, 2002.

     Terms and Conditions. The Plan is intended to qualify as an 'employee stock purchase plan' pursuant to Section 423 of the Code. The offering periods of the Plan have a duration of six months, commencing on July 1 and January 1 of each year and ending June 30, 2002. The Plan is administered by a committee designated by the Board (the 'Committee'). The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it deems advisable, including restrictions on resale of the shares sold pursuant to the Plan. The Committee has adopted a restriction that shares must be held for a period of six months after their purchase prior to any resale. It is the Committee's intention to maintain such restriction should the shareholders approve the extension which is the subject of the amendment to the Plan. Any determinations of and all related orders or resolutions by the Committee or the Board, pursuant to the provisions of the Plan, are final, conclusive and binding on all persons.

     In general, each employee of the Company and any designated subsidiary ('Subsidiary') is eligible to participate in the Plan if he or she was hired at least six months prior to the commencement of an offering period and if he or she is customarily employed at least twenty hours per week and at least five months per calendar year; provided, however, that
(i) an employee who is covered by a collective bargaining agreement shall only be eligible to participate if the collective bargaining unit representing such individual accepts the Plan on behalf of the employees in such unit and (ii) individuals holding 5% or more of the total combined voting power or value of all classes of Common Stock of the Company or of any Subsidiary (directly or upon the exercise of options) are not eligible to participate. An eligible employee may elect to participate by filing an enrollment form with the Committee, not less than ten business days prior to the commencement of an offering period, authorizing payroll deductions between 1% and 10% of the employee's compensation (but the right to purchase Common Stock under the Plan may not accrue at a rate that exceeds $15,000 in fair market value of Common Stock in any calendar year determined at the time or times such rights are granted) and allocating the percentage of these deductions to be used to purchase Brink's, BAX and/or Minerals Shares (in integral multiples of 10%), at a price equal to 85% of the fair market value of such class of Common Stock, at the beginning or at the end of each offering period, whichever is less. No interest accrues on any such payroll deductions. A participant may generally reduce the rate of payroll deductions once during each offering period and shall automatically participate in each successive offering period until the time such participant elects to cease participation in the Plan.

     Participation in the Plan ends with respect to either or both classes of Common Stock upon notification of cessation of participation to the Company by the participant at any time up to the end of an offering period or automatically upon termination of employment with the Company. An employee may not transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than by will, and any such attempt shall be deemed to constitute cessation of participation in the Plan.

     The shares of Common stock (including the right to fractional shares) purchased on behalf of a participant are initially registered in the name of the custodian designated by the Company for the Plan accounts (the 'Nominee'). Stock certificates are not issued to participants for the Common Stock held on their behalf in the name of the Nominee, but all rights accruing to an owner of record of such Common Stock, including, without limitation, voting and tendering rights, belong to the participant for whose account such Common Stock is held. The Plan also establishes a procedure pursuant to which a participant may elect to have the shares in his or her account registered to his or her name.

     Adjustments Upon Changes in Capitalization; Corporate Transactions. In the event of any dividend payable in any class of Common Stock or any split or combination of any class of Common Stock, (a) the number of shares of such class which may be issued under the Plan shall be proportionately increased or decreased, as the case may be, (b) the number of shares of such class (including shares subject to rights to purchase which have not been exercised) thereafter deliverable shall be proportionately increased or decreased, as the case may be, and (c) the aggregate purchase price of such class shall not be changed. In the event of any other recapitalization, reorganization, extraordinary dividend or distribution or restructuring transaction (including any distribution of shares of stock of any Subsidiary or other property to holders of shares of any class of Common Stock) affecting any class of Common Stock, the number of shares of such class issuable under the Plan shall be subject to such adjustment as the Committee or the Board may deem appropriate, and the number of shares of such class thereafter deliverable (including shares subject to rights to purchase which have not been exercised) and/or the purchase price shall be subject to such adjustment as the Committee or the Board may deem appropriate. In the event of a merger or share exchange in which the Company will not survive as an independent, publicly owned corporation, or in the event of a consolidation or of a sale of all or substantially all of the Company's assets, provision shall be made for the protection and continuation of any outstanding rights to purchase by the substitution, on an equitable basis, of such shares of stock, other securities, cash, or any combination thereof, as shall be appropriate.

     Amendment and Termination of the Plan. The Board may at any time and from time to time amend, modify or terminate the Plan, but no such amendment or modification without the approval of the shareholders shall: (a) increase the maximum number of shares of any class of Common Stock which may be issued under the Plan; (b) permit the issuance of any shares of any class of Common Stock at a purchase price less than that provided in the Plan as approved by the shareholders; (c) extend the term of the Plan; or (d) cause the Plan to fail to meet the requirements of an 'employee stock purchase plan' under Section 423 of the Code.

     The benefits or amounts that will be received by or allocated to participants cannot be determined at this time because virtually all employees will be eligible to participate with the benefit to each participant depending on the extent of his or her authorized payroll deduction, his or her election to purchase Brink's Shares, BAX Shares and/or Minerals Shares and the future market prices of such Shares.

RECOMMENDATION OF THE BOARD

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
                    FOR THE APPROVAL OF THE AMENDMENT OF THE
                       1994 EMPLOYEE STOCK PURCHASE PLAN.

                            ------------------------

                PROPOSAL NO. 4 -- PROPOSAL TO APPROVE AMENDMENT
               OF THE KEY EMPLOYEES INCENTIVE PLAN OF THE COMPANY

     The purpose of the Key Employees Incentive Plan (the 'Plan') is to attract, retain and motivate key employees by providing additional cash compensation as a means of providing greater incentives. These incentives are paid to certain key management, professional and technical employees, including certain officers, whose performance can significantly affect the profitable growth of the Company or its operating units. The Plan was adopted by the Board, at the recommendation of the Compensation and Benefits Committee (the 'Committee'), in August 1985 and was approved by the shareholders of the Company in May 1986.

     The Plan prescribes limitations on the amount of awards which may be granted under the Plan in any year. Specifically, an award for any given year may not exceed the amount equal to a participant's base salary (i.e., regular salary exclusive of any bonuses, commissions, amounts credited or paid under any benefit plan of the Company or its subsidiaries, and such other compensation as may from time to time be excluded by the Board) for such year. Furthermore, the Board is prohibited from amending the Plan to provide for an award in excess of a participant's base salary.

     In these circumstances and having regard for the Company's desire to retain and motivate key employees, the Board of Directors has after careful review concluded that it is in the best interest of the Company and its shareholders to amend the Plan to increase the cap on participant awards such that an award for any given year may not exceed the amount equal to 200% of a participant's base salary. Further, the proposed amendments to the Plan would permit future amendments to this cap to be at the sole discretion of the Board of Directors. Accordingly, at a meeting held on March 12, 1999, the Board, at the recommendation of the Committee, adopted the amendment to the Plan set forth in Exhibit B to this Proxy Statement, subject to the approval of the amendment by the shareholders of the Company. Set forth below is a summary of the Plan as it is proposed to be amended.

     Summary of the Plan. The Chief Executive Officer of the Company (the 'CEO') is responsible for the administration of the Plan in accordance with policy and administrative guidelines adopted annually by the Committee and the Board of Directors. Each year the CEO, with the advice of management, selects key employees of the Company and its subsidiaries who will be eligible to participate in the Plan for the year, subject to the review and approval of the Committee. Directors of the Company who are not employees are not eligible to participate in the Plan, nor is any participant who ceases to be an employee before the end of a particular Plan year.

     On or about March 1 of each year target incentive awards for each participant are determined by the CEO on the basis of performance standards and objectives to be prescribed to the Committee. Such target incentives are indicative of the incentive payment that a participant might expect to receive for such year based upon a strong performance by the participant, his or her operating or staff unit and the overall performance of the Company or relevant operating groups.

     Promptly after the end of each year a participant's performance is evaluated in light of the criteria and guidelines noted above. On the basis of such evaluation the CEO in consultation with the

Committee determines the amount of any cash incentive payments to participants. The performance of the CEO, as well as any Director who is a participant in the Plan, is reviewed by the Committee. Any payments to the CEO or such Director and the aggregate amount of all payments proposed to be made under the Incentive Plan must be reviewed and approved by the Committee.

     The Committee may establish for any year restrictive limitations, which may be applicable, individually and in the aggregate, to incentive payments for that year. The Committee would, of course, be free to determine that no incentive payments shall be made in a particular year.

     If a participant's employment is terminated other than by retirement under the Company's Pension-Retirement Plan, the Committee or the CEO may direct the making to such participant of the aggregate amount of the deferred payments under the Incentive Plan, notwithstanding any prior elections of the participant. Rights under the Incentive Plan are not assignable.

     The Board of Directors may amend or terminate the Incentive Plan at any time; however, no amendment or termination may cancel any incentive award for any year which previously has been approved by the Board.

RECOMMENDATION OF THE BOARD

                THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE
                    FOR THE APPROVAL OF THE AMENDMENT OF THE
                         KEY EMPLOYEES INCENTIVE PLAN.

                            ------------------------

                               OTHER INFORMATION

SHAREHOLDER PROPOSALS

     To nominate a director at the annual meeting, a shareholder must satisfy conditions specified in the Company's bylaws. A shareholder who wishes to suggest potential nominees to the Board of Directors for consideration should write to the Secretary of the Company, stating in detail the qualifications of such nominees for consideration by the Nominating Committee of the Board. The Company's bylaws also prescribe the procedures a shareholder must follow to bring other business before annual meetings. For a shareholder to nominate a director or directors at the 2000 annual meeting or bring other business (including any proposal intended for inclusion in the Company's proxy materials) before the 2000 annual meeting, notice must be given to the Secretary of the Company between September 30, 1999, and November 29, 1999. The notice must include a description of the proposed business, the reason for it, the complete text of any resolution and other specified matters.

     Any shareholder desiring a copy of the Company's bylaws will be furnished one without charge upon written request to the Secretary.

                                 OTHER MATTERS

     The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Brink's Stock, BAX Stock and Minerals Stock held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained Kissel-Blake Inc. to perform various proxy advisory and solicitation services. The fee of Kissel-Blake Inc. in connection with the 1999 annual meeting is currently estimated to be approximately $15,000, plus reimbursement of out-of-pocket expenses.

                                                    AUSTIN F. REED
                                                    Secretary
March 26, 1999

                                                                       EXHIBIT A

                              THE PITTSTON COMPANY
                       1994 EMPLOYEE STOCK PURCHASE PLAN
                             STATEMENT OF AMENDMENT
                             EFFECTIVE MAY 7, 1999

1. Each reference in the Plan to 'Burlington' shall be deemed to refer to 'BAX.'

2. Section 1 of Article IV is hereby amended, in its entirety, to read as follows:

          'Subject to the provisions of Section 2 of this Article IV, the maximum number of shares of Common Stock which may be issued or allocated pursuant to the Plan shall be (a) in the case of Pittston Brink's Group Common Stock, 750,000 shares, (b) in the case of Pittston BAX Group Common Stock, 375,000 shares and (c) in the case of Pittston Minerals Group Common Stock, 650,000 shares.'

                                                                       EXHIBIT B

                              THE PITTSTON COMPANY
                          KEY EMPLOYEES INCENTIVE PLAN
                             STATEMENT OF AMENDMENT
                             EFFECTIVE MAY 7, 1999

1. The second sentence of the second paragraph of Section 5 of the Plan is hereby amended, in its entirety, to read as follows:

          'In no event, however, shall any award for any year to any participant in the Plan exceed an amount equal to 200% of such a participant's base salary (i.e., regular salary exclusive of any bonuses, commissions, amounts credited or paid under any benefit plan of the Company or any of its subsidiaries, and such other compensation as may from time to time be excluded by the Board for purposes hereof) for such year.'

2. The first sentence of Section 8 of the Plan is hereby amended, in its entirety, to read as follows:

          'The Board of Directors may from time to time amend any of the provisions of the Plan, or may at any time terminate the Plan, but no amendment or termination shall serve to cancel any incentive payment for any year which has been approved by the Board.'

                                   APPENDIX 1

                              THE PITTSTON COMPANY

    PROXY/VOTING DIRECTION CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 7, 1999

The undersigned hereby appoints Michael T. Dan, Austin F. Reed and Robert T. Ritter and each of them as proxy, with full power of substitution, to vote all shares of common stock of the undersigned in The Pittston Company at the Annual Meeting of Shareholders to be held on May 7, 1999, at 1:00 p.m., Central Daylight Time, and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as the undersigned specifies on the back of this card; (2) as the Board of Directors recommends where the undersigned does not specify a vote on a matter listed on the back of this card; and (3) as the proxies decide on any other matter.

This Proxy/Voting Direction Card also will serve as a direction to the Funding Agent of the Company's Savings-Investment Plan and the Nominee of the Company's 1994 Employee Stock Purchase Plan to vote all shares in The Pittston Company credited to the account of the undersigned. The Funding Agent and the Nominee will vote: (1) as the undersigned specifies on the back of this card; (2) proportionately with the shares of the same class as to which directions by other Plan participants shall have been received, to the extent that the undersigned has not timely directed the manner in which such shares shall be voted; and (3) as the Funding Agent and the Nominee decide on any other matter.

IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE COMPLETE AND RETURN ALL CARDS YOU RECEIVE. IF YOU WISH TO VOTE OR DIRECT A VOTE ON ALL MATTERS AS THE BOARD OF DIRECTORS RECOMMENDS, PLEASE SIGN, DATE AND RETURN THIS CARD. IF YOU WISH TO VOTE OR DIRECT A VOTE ON ITEMS INDIVIDUALLY, PLEASE ALSO MARK THE APPROPRIATE BOXES ON THE BACK OF THIS CARD.

   Item 1.--Election of the following three nominees as directors for terms expiring in 2002: Marc C. Breslawsky, William F. Craig and Gerald Grinstein.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE                                                   SEE REVERSE
   SIDE                                                           SIDE
-------------------------------------------------------------------------------

[X] Please mark
    votes as in
    this example.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES"
                     IN ITEM 1 AND "FOR" ITEMS 2 THROUGH 4.

ITEM 1--Election of the nominees for directors.   FOR all      WITHHELD for all
(see reverse)                                     Nominees         Nominees
                                                     [ ]              [ ]
[ ]______________________________________
   For all nominees except as noted above

ITEM 2--Approval of KPMG LLP             FOR  AGAINST  ABSTAIN
as independent public accountants.       [ ]    [ ]      [ ]

Signature:_____________________________ Date:________________

ITEM 3--Approval of amendment of         FOR  AGAINST  ABSTAIN
The Pittston Company's 1994 Employee     [ ]   [ ]      [ ]
Stock Purchase Plan.

ITEM 4--Approval of amendment of         FOR  AGAINST  ABSTAIN
The Pittston Company's Key Employees     [ ]    [ ]      [ ]
Incentive Plan.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:_____________________________ Date:________________